UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2007

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-33349 (Commission File Number)	56-2408571 (I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (425) 216-7600
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     On August 15, 2007, Clearwire Corporation (“the Company”) drew down the remaining $620.7 million of its $1.0 billion senior term loan facility. The details of the senior term loan facility were previously disclosed in a Current Report on Form 8-K filed by the Company on July 5, 2007, and are incorporated by reference herein. The proceeds of the final draw down will be used to redeem our outstanding 11% Senior Notes due 2010. The redemption of the Senior Notes also occurred on August 15, 2007, for a price of 102.5% of the aggregate principal amount outstanding of approximately $620.7 million plus accrued and unpaid interest to the date of redemption and the remaining portion of the interest escrow.
     The foregoing descriptions of the senior secured term loan facility and the draw down are qualified in their entirety by reference to the complete copy of the Credit Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 5, 2007, which is incorporated by reference herein.
ITEM 7.01   Regulation FD Disclosure
     On August 15, 2007 we issued a Press Release announcing the draw down of the remaining amount of our secured term loan facility. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
     The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.
ITEM 9.01.   Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release dated August 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: August 15, 2007
	By:	/s/ Broady R. Hodder
Broady R. Hodder
Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release dated August 15, 2007